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                                                                      EXHIBIT 11



                          CONSENT OF INDEPENDENT AUDITORS
                          -------------------------------


     We consent to the use in this Post-Effective Amendment No. 8 to Maxus Equity Fund's Registration Statement on Form N-1A of our report dated January 22, 1996 on the financial statements of Maxus Equity Fund and the Summary Financial Information included in the Prospectus and to the references made to us under the caption "General Information" included in the Prospectus and under the caption "Investment Advisory and Other Services" included in the Statement of Additional Information.



/s/ McCurdy & Associates CPA's, Inc.

McCURDY & ASSOCIATES CPA'S, INC.

Westlake, Ohio
January 23, 1996